UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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pdvWireless, Inc.

(Name of Registrant as Specified In Its Charter)

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pdvWireless, Inc.
3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424

June 27, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 annual meeting of stockholders of pdvWireless, Inc. on Thursday, August 3, 2017 at 9:00 a.m. Eastern Daylight Time.  The meeting will be held at the Crowne Plaza Fairfield located at 690 Route 46 East, Fairfield, New Jersey 07004.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you attend the meeting you will have the right to revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

John C. Pescatore
Chief Executive Officer and President

PDVWIRELESS, INC.
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 3, 2017

To Our Stockholders:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of pdvWireless, Inc. (the “Company,” “we,” “our,” and “us”) will be held at the Crowne Plaza Fairfield located at 690 Route 46 East, Fairfield, New Jersey 07004 on Thursday, August 3, 2017 at 9:00 a.m. Eastern Daylight Time for the following purposes:

1.To elect our eight existing directors to hold office until the 2018 annual meeting of stockholders and until their respective successors are elected and qualified;

2.To ratify the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2018; and

3To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote “FOR” each of the director nominees and “FOR” proposal 2.  Stockholders of record at the close of business on June 16, 2017 are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof.  For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting, during ordinary business hours at our corporate offices located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

All stockholders are invited to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, you are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.  Telephone and internet voting are available.  For specific instructions on voting, please refer to the instructions on your proxy card.  If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:  Our Annual Report and Proxy Statement are available at http://www.viewproxy.com/pdvWireless/2017.

By Order of the Board of Directors

John C. Pescatore
Chief Executive Officer and President
June 27, 2017

2017 Proxy Statement Summary

To assist you in reviewing the Proxy Statement for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of pdvWireless, Inc. (the “Company,” “we,” “our,” and “us”), we call your attention to the following summary information about the Annual Meeting and our corporate governance framework.  For more complete information, please review this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2017 (“Fiscal 2017”).  We encourage you to vote your shares at the Annual Meeting.  If you are unable to attend the Annual Meeting in person, we encourage you to submit a proxy so that your shares will be represented and voted.

Annual Meeting of Stockholders

Date and Time:	August 3, 2017 at 9:00 a.m. Eastern Daylight Time.
Place:	The Crowne Plaza Fairfield located at 690 Route 46 East, Fairfield, New Jersey 07004.
Record Date:	June 16, 2017.
Voting:

If you were a “stockholder of record”  or beneficial owner of shares held in “street name” as of the Record Date, you may vote your shares.  You may vote in person at the Annual Meeting or by the Internet, telephone or mail.  See the “General Information—Voting Instructions” in this Proxy Statement for more detail regarding how you may vote your shares.

Admission:

You are entitled to attend the Annual Meeting if:  (i) you were a stockholder as of the Record Date (or you are attending as a named representative of a stockholder, or you are an immediate family member attending as a guest of a stockholder); and (ii) you present proof of ownership of our common stock as of the Record Date.  In addition, all stockholders, immediate family member guests and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.  Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the broker, bank, trustee, or nominee.

Please be advised that all purses, briefcases, bags, etc. may be subject to inspection.  The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the Annual Meeting.

Proposals and Voting Recommendations

	Board Vote Recommendation	Page References (for more detail)
Proposals:

(1) Election of eight directors to hold office until the 2018 annual meeting of Stockholders and until their respective successors are elected and qualified.	FOR EACH NOMINEE	31

(2) Ratification of the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2018.	FOR	32

i

Director Nominees

The following table provides summary information about each of the individuals nominated for election at the Annual Meeting:

			Experience/	Current Committee
Name	Age	Principal Occupation	Qualifications	Memberships	Independent?
Brian D. McAuley	76	Chairman of the Board	• Leadership	None	No
• Industry
• Finance
• Board experience

Morgan E. O’Brien	72	Vice Chairman of the	• Leadership	None	No
		Board	• Industry
• Regulatory
• Board experience

John C. Pescatore	53	Chief Executive Officer	• Leadership	None	No
		and President	• Industry
• Management
• Accounting

T. Clark Akers	59	Managing Director,	• Leadership	Audit,	Yes
		FBR & Co.	• Industry	Nominating
			• Finance	and Corporate
			• Board experience	Governance

Mark Hennessy	59	Formerly held various	• Management	None*	Yes
		executive management	• Growth
		positions at IBM	• Sales
• Leadership

Paul Saleh	60	Executive VP, Chief	• Industry	Audit	Yes
		Financial Officer,	• Finance	Nominating
		Computer Sciences	• Leadership	and Corporate
		Corporation	• Operations	Governance

Peter G. Schiff	65	Managing Partner,	• Leadership	Compensation	Yes
		Northwood Ventures,	• Finance	Audit
		LLC	• Industry	Nominating
			• Board experience	and Corporate
Governance

John C. Sites	65	Partner, Wexford Capital	• Leadership	Compensation	Yes
			• Finance	Nominating
			• Market	and Corporate
Governance

*Mr. Hennessy joined the Board of Directors on May 8, 2017.  The Board intends to appoint Mr. Hennessy, as an independent director, to one or more Board committees following the Annual Meeting.

Corporate Governance Summary Facts

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace.  The following table summarizes some of the key elements of our corporate governance framework:

Size of Board (set by the Board)	8
Number of Independent Directors	5
Chairman and CEO	Separate
Board Self-Evaluation	Annual
Review Board and Board Committee Qualifications	Annual
Hold Executive Sessions	Yes
Annual Director Elections (No Classified Board)	Yes
All Directors Received At Least 80% Approval at 2016 Annual Meeting	Yes
Diverse Board (as to background, experience and skills)	Yes
Board has Adopted Corporate Governance Guidelines	Yes
No Related Party Transactions with Officers or Directors	True
Board has Not Amended Charters or Taken Actions to Reduce Stockholder Rights	True
Director Meeting Attendance Above 75%	Yes
All Directors with More than One Year of Service Own Stock	Yes
No Family Relationships Among Officers and Directors	True
All Committee Chairs and Members Qualify as Independent Directors	Yes
CEO Serves on Less Than Three Outside Boards	True
Independent Directors Serve on Less Than Five Outside Boards	True

Recent Corporate Governance Changes

Since our 2016 Annual Meeting of Stockholders, our Board has taken the following actions to further strengthen our corporate governance framework.

Majority Voting for Election of Directors.  On June 23, 2017, on recommendation of the Nominating and Corporate Governance Committee, the Board approved amendments to the Company’s Bylaws and Corporate Governance Guidelines to implement a majority voting standard in uncontested director elections (the “Majority Voting Standard”) effective as of the date of the 2018 annual meeting of stockholders. The Majority Voting Standard provides that a director nominee shall be elected to the Board if the number of shares voted “FOR" that director’s election exceeds 50% of the number of votes cast with respect to that director’s election.  If such a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, the Bylaws would require the director to tender his or her resignation to the Board if not already tendered pursuant to the Company’s conditional resignation policy set forth in our Corporate Governance Guidelines, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. In contested elections, where the number of director nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply.

Additional Independent Directors.  Our Board added two new independent directors since the 2016 Annual Meeting of Stockholders, Paul Saleh and Mark Hennessy, as part of its continued efforts to add additional relevant skills, experiences and independence to the Board, with Mr. Saleh replacing Andy Daskalakis, an independent director who retired in December 2016.

Stock Ownership Guidelines.  All of our executive officers and non-employee Directors are subject to stock ownership guidelines approved by the Board.  Our Chief Executive Officer is required to beneficially own a number of shares of the Company’s common stock with a value equal to five times (5x) his base salary. All other executive officers are required to beneficially own a number of shares of the Company’s common stock with a value equal to three times (3x) their base salary. Non-employee Directors are required to beneficially own a number of shares of the Company’s common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board. Each of our executive officers and each of our non-employee directors who have been a member of the Board for more than one year are in compliance with the stock ownership guidelines, although formal compliance is not required until the end of Fiscal 2022.

Stockholder Communications.  We proactively interact with our stockholders to obtain their feedback on our operations, including meeting with a number of our large stockholders on a regular basis.

Summary of Compensation Best Practices

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.”  For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies.  These exemptions include reduced disclosure obligations regarding the compensation of our executive officers.   Nevertheless, our Board and Compensation Committee each believe that adopting appropriate and sound compensation programs and practices are fundamental to the overall success of our business and aligning the interests of our executives with the interests of our stockholders.

The Compensation Committee regularly reviews best practices in governance and executive compensation. The following is a high-level summary of certain executive compensation practices that the Compensation Committee believes drive Company performance and serve our stockholders’ long-term interests:

Compensation Committee Comprised of At Least Three Independent Directors	Yes
Independent Compensation Consultant Retained	Yes
No Related Party Transactions with Members of Compensation Committee	True
Compensation Based on Comparison to Peer Group Data	Yes
All Directors and Officers Subject to Stock Ownership Guidelines	Yes
Compensation Committee Performs Compensation Risk Assessment	Annually
Prohibitions Against all Directors, Officers and Employees Hedging or Pledging Stock	Yes
Short and Long-Term Incentive Plans Based on Performance Metrics	Yes
Company Does Not Offer Tax Gross Ups for Severance or Change of Control	Yes
Reasonable and Double Trigger Accelerated Vesting Provisions Adopted	Yes
No Multi-Year Guaranteed Bonuses	Yes
Stock Option Plan Prohibits Option Repricing and Share Recycling	Yes
Company has Not Repriced Options in Last Three Years	Yes
No Executive Employment Agreements with Guaranteed Terms	Yes
Offer Limited Perquisites to Executives	Yes
Consider Feedback from Stockholder Outreach	Yes
Terms of Severance Plan Described to Stockholders	Yes

 Succession Plan.    The Board has amended our Corporate Governance Guidelines to provide for a formal succession planning process for the Company’s Chief Executive Officer and its other key executives.

Exercise of Discretion in Limiting Stock Plan Increase.  The Board exercised its discretion to limit the number of shares added to the Company’s 2014 Stock Plan in 2017 to 250,000 shares.  The terms of the Company’s 2014 Stock Plan provide for an annual share increase on January 1st each year up to 5% of the then outstanding shares of common stock, unless the Board elects to approve a lesser amount.  Based on the Company’s outstanding shares on January 1, 2017, up to 717,018 additional shares of common stock could have been added to the 2014 Stock Plan in 2017.  The Board, however, elected to limit the annual increase in 2017 to 250,000 shares based on its review of the Company’s outstanding equity awards, the potential dilution to stockholders upon exercise of these awards, the Company’s hiring plans and the shares remaining available for grant under the Plan.  The Board will continue to use its discretion, as needed, each year to determine the appropriate share replenishment level going forward.

Severance Plan.  The terms of the Company’s Executive Severance Plan are set forth below in the section titled “Potential Payments upon Termination or Change in Control.”

Executive Compensation for Fiscal 2016 and Fiscal 2017

Our Board of Directors established a Compensation Committee comprised of three independent directors in accordance with the rules and regulations established by the Securities and Exchange Commission and the NASDAQ Stock Market.   Our Board has delegated to the Compensation Committee the authority to establish the Company’s executive compensation program and to approve all compensation received by the Company’s executive officers and the other members of its management team.   In 2015, the Compensation Committee retained Pearl Meyer & Partners, LLC, (“Pearl Meyer”), as its independent compensation consultant, to assist it in evaluating the Company’s executive compensation program and selecting an appropriate peer group of comparable companies for purposes of setting executive compensation.

Executive Compensation Program.  Based on the advice of its independent compensation consultant, our Compensation Committee has established an executive compensation program consisting of: (i) an annual base salary, (ii) an annual performance-based cash bonus program and (iii) a long-term equity award plan consisting of the grant of time-based and performance-based equity awards.  In establishing this program, the Compensation Committee focused on designing a program that would attract, retain, and incentivize talented executives, motivate them to achieve our key financial, operational, and strategic goals, and reward them for superior performance.  The Compensation Committee also focused on ensuring that our executive compensation program aligns our executive officers’ and key employee’s interests with those of our stockholders by basing a significant portion of their compensation on the achievement of certain pre-established corporate and individual performance goals.

Determination of Executive Compensation.  The Compensation Committee did not target compensation to a particular percentile for our executive officers in Fiscal 2017 (i.e., the period from April 1, 2016 to March 31, 2017).  Although it did not target a particular percentile, the Compensation Committee considered the Company’s net operating losses and the benefits to the Company and its stockholders of conserving the Company’s cash resources and extending its operating runway.  Based on these factors, the Compensation Committee determined to generally offer our executives below median annual salaries and total target cash compensation and median long-term equity incentives.

In setting executive compensation, the Compensation Committee considered benchmark data from the peer group it established, relevant publicly available market data and the compensation reports provided by Pearl Meyer.  The Compensation Committee also considered the compensation recommendations of our Chief Executive Officer (other than with respect to determining his own compensation), as well as the Company’s overall performance, each executive officer’s responsibilities and individual performance, and the Company’s financial status and operating runway.  In addition, the Committee considered the benefits of maintaining pay parity among our executive officers.

Base Salary:  The base salaries of our executive officers depend on their job responsibilities, the rate of compensation paid by our peer group of companies, the pay offered to the other executive officers, and the Company’s financial position and business performance.  To help conserve the Company’s cash resources, the Compensation Committee set the base salaries for our executive officers for Fiscal 2017 below median based on peer group data, with the salaries paid to our Chief Executive Officer and our Chief Financial Officer ranking below the 25th percentile, and our other executive officers ranking between the 25th and 45th percentiles of the respective salaries offered by our peer group.

Performance-Based Cash Bonus Awards:  As part of our compensation program, our executive officers and other key employees are eligible to participate in a performance-based cash bonus award program. The Compensation Committee determines the annual performance-based cash bonus awards based on the executive officer’s individual performance and the Company’s actual performance compared to the corporate goals approved by the Compensation Committee.  For Fiscal 2017, the Compensation Committee set the annual target bonus opportunity for our Chief Executive Officer at 100% of his base salary, for our Chairman and Vice Chairman at 75% of their respective base salaries and for other executives at 40% to 60% of their respective base salaries. The Compensation Committee also determined that generally 50% of each executive officer’s annual performance-based cash incentive award would be based on corporate performance goals and 50% would be based on each executive officer’s individual performance.

For Fiscal 2017, our Compensation Committee established four corporate performance goals as follows.  For each of these performance goals, the Compensation Committee assigned a zero percentage if the Company did not achieve at least 85% of the performance target.

•	Net customer additions for its DispatchPlus service,
•	Total revenue recognized during Fiscal 2017, not including equipment sales,
•	An EBITDA target,
•	A net cash balance target at the end of Fiscal 2017.

v

Long-Term Equity Awards:  Equity ownership by our executive officers and key employees encourages them to create long-term value and also aligns their interests with those of our stockholders.  Historically, our executive officers have not received long-term equity awards on an annual basis.  During Fiscal 2015 (the period from April 1, 2014 to March 31, 2015), the Company completed a recapitalization, closed a private placement financing in which it raised net proceeds of approximately $202 million, purchased its spectrum assets from Sprint Corporation and qualified to become a publicly traded company.  In connection with these activities, the Company’s executive officers were issued time-based stock option awards in Fiscal 2015 that reflected the Company’s recapitalization and the fact that several of our executive officers were new hires and received their initial equity awards upon joining the Company.  Because our executive officers received stock option awards in Fiscal 2015, our Compensation Committee elected not to grant equity awards to our executive officers at the beginning of Fiscal 2016 (the period from April 1, 2015 to March 31, 2016).

During mid-Fiscal 2016, the Compensation Committee retained Pearl Meyer as its independent compensation consultant, and requested Pearl Meyer to evaluate the Company’s executive compensation program.  Based on this evaluation, the Compensation Committee determined that one of the components of the Company’s executive compensation program should be the consideration of the annual issue of equity awards, with the issuance to take place at the beginning of each new fiscal year as may be determined by the Compensation Committee.  In designing the equity award program, the Compensation Committee determined that the equity awards should consist of both time-based and performance-based equity awards, with 50% of the shares issuable under the awards generally assigned to each type of award.  The Compensation Committee then evaluated how to best transition to the “annual” grant of equity awards since it had not granted equity awards at the beginning of Fiscal 2016, and most of the Company’s executive officers had not received equity-awards since June 2014 or the date they first joined the Company.   With input from Pearl Meyer, the Compensation Committee elected to grant the Company’s executive officers equity awards in January 2016.  Although these equity awards were granted during Fiscal 2016, the Compensation Committee intended these equity awards to cover the period from January 2016 through March 31, 2017 (i.e., the end of Fiscal 2017).  As a result, the Compensation Committee did not grant annual equity awards to the Company’s executive officers during Fiscal 2017, and so the compensation tables included in this proxy statement do not include any equity awards for Fiscal 2017.  For future fiscal years and starting in fiscal 2018 (i.e., the period from April 1, 2017 to March 31, 2018), the Compensation Committee intends that the Company’s executive compensation program will provide for the issuance of equity awards to the Company’s executive officers at the beginning of each fiscal year.  Consistent with this program, the Compensation Committee granted our executive officers time-based and performance-based equity awards at the beginning of Fiscal 2018 (which will be reported in the Company’s proxy statement for the 2018 annual meeting of stockholders).

In Fiscal 2016 and 2018, the Compensation Committee determined that 50% of the grant date fair value of the shares issuable under the equity awards should be time-based and the remaining 50% should be performance-based.  The time-based equity awards each vest in four equal annual installments over a four-year period measured from the grant date.  The performance-based equity awards vest contingent upon the Company’s satisfaction of each of the following conditions on or before January 13, 2020:  (i) achievement of a final order from the Federal Communications Commission (FCC) providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and (ii) the lack of objection by the Company’s Board of Directors to the terms and conditions  (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the final order from the FCC.

PDVWIRELESS, INC.
3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 3, 2017

This Proxy Statement, along with a proxy card,
is being mailed to our stockholders on or before June 27, 2017

GENERAL INFORMATION

We have mailed these proxy materials to you in connection with the solicitation by the Board of Directors (our “Board” or the “Board of Directors”) of pdvWireless, Inc. of proxies to be voted at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, August 3, 2017 at the Crowne Plaza Fairfield located at 690 Route 46 East, Fairfield, New Jersey 07004 at 9:00 a.m. Eastern Daylight Time and any adjournments or postponements thereof.  References in this proxy statement to the “Company,” “we,” “our,” and “us” are to pdvWireless, Inc. and its subsidiaries.

Record Date

Holders of shares of our common stock (the “common stock”), our only class of issued and outstanding voting securities, at the close of business on June 16, 2017 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting.  As of June 16, 2017, 14,416,459 shares of our common stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned or postponed from time to time and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company.  As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders designated by the Company or to vote in person at the Annual Meeting.  All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement and in favor of ratifying PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018 and as the proxy holders determine in the exercise of their discretion on any other business or item as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization.  If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization.  As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.  If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.

Broker Non-Votes

Broker non-votes are shares held by brokers, banks, trustees, or other nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees, or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner.  Under the rules that govern brokers, banks, trustees and other nominees, these entities have the discretion to vote on routine matters, but not on non-routine matters.  The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of the Company’s independent registered public accounting firm.  The remaining proposal, the election of directors, is considered to be a non-routine matter.  As a result, if you do not provide your broker, bank, trustee, or nominee with voting instructions on this non-routine matter, your shares will not be voted either for or against the Company’s director nominees.

Implications of being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.”  For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are otherwise applicable to other public companies that are not emerging growth companies.  These exemptions include reduced disclosure obligations regarding the compensation of our executive officers.  In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.  We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year following January 26, 2020, (b) the last day of the fiscal year in which we have total annual gross revenues of at least $1.0 billion, (c) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million when measured as of the end of our prior second fiscal quarter (currently September 30th), or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.  Accordingly, the information contained in this Proxy Statement and the matters to be voted on at the Annual Meeting may not be as extensive as the information and proxy proposals submitted by other public companies that are not emerging growth companies.

Voting Matters

Stockholders are entitled to cast one vote per share of common stock on each matter presented at the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting during normal business hours at our executive offices for a period of at least 10 days preceding the date of the Annual Meeting.

There are two proposals scheduled to be voted on at the Annual Meeting:

(1)	To elect eight directors to hold office until the 2018 annual meeting of stockholders and until their respective successors are elected and qualified; and
(2)	To ratify the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

Our Board recommends a vote FOR each of the director nominees and FOR proposal 2.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

Vote Required

Proposal 1 – Election of Directors

Under our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, which means that the eight director nominees receiving the highest number of “FOR” votes will be elected. The Company has adopted majority voting for the election of directors commencing with the 2018 annual meeting of stockholders.  If you hold your shares through a broker, bank, trust, or other nominee and you do not instruct the broker, bank, trustee, or nominee on how to vote on this proposal, your broker, bank, trustee, or nominee will not have authority to vote your shares.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against any director nominee, and therefore will not have any effect on the outcome of this proposal.

Proposal 2 – Ratification of Auditors

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm.  Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the internet voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on August 2, 2017.
•	By Telephone: by following the telephone voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on August 2, 2017
•

By Mail:  you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

You may also vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee.

Proxies

All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement and in favor of ratifying PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.  If any other business may properly come before the Annual Meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

If your shares are held by a broker, bank, trustee, or other nominee, exercising fiduciary powers (typically referred to as being held in “street name”), you should receive a separate voting instruction form with this Proxy Statement.  Your broker, bank, trustee, or nominee may vote your shares on proposal 2, but will not be permitted to vote your shares with respect to the election of directors unless you provide instructions as to how to vote your shares.  Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy:  (i) by written notice of revocation mailed to and received by the Corporate Secretary of the Company prior to the date of the Annual Meeting, (ii) voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on August 2, 2017, (iii) by executing and delivering to the Corporate Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. Eastern Daylight Time on August 2, 2017), or (iv) by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not in and of itself revoke a proxy.

If your shares are held by a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Voting Results

We will announce preliminary voting results at the Annual Meeting.  We will report final results in a Form 8-K report filed with the United States Securities and Exchange Commission (the “SEC”).

BOARD OF DIRECTORS INFORMATION

Our Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated each of our eight existing directors for election at the Annual Meeting.  Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the eight director nominees receiving the highest number of “FOR” votes will be elected as directors.  All of our director nominees have indicated their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our Board.

In addition to the information set forth below regarding our director nominees and the skills that led our Board to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards.  We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and their Board duties.

Our Board of Directors

The following sets forth information regarding the business experience of our directors as of June 26, 2017:

Name	Age	Position with pdvWireless
Brian D. McAuley	76	Chairman of the Board
Morgan E. O’Brien	72	Vice Chairman of the Board
John C. Pescatore	53	Chief Executive Officer, President and Director
T. Clark Akers	59	Director
Mark Hennessy	59	Director
Paul Saleh	60	Director
Peter G. Schiff	65	Director
John C. Sites	65	Director

Brian D. McAuley.  Mr. McAuley has served as our Chairman of the Board since August 2004.  Mr. McAuley is a co-founder of Nextel Communications, Inc. and held senior executive positions at Nextel from its inception in 1987 until 1996, including seven years as President and Chief Executive Officer. Upon leaving Nextel, he joined Imagine Tile, Inc., a custom tile manufacturer, where he served as Chairman and Chief Executive Officer from 1996 to 1999, and where he continues to serve as Chairman of the Board.  He also served as President and Chief Executive Officer of NeoWorld Communications, Inc., a wireless telecommunications company, from 1999 until the sale of that company to Nextel in 2003.  Mr. McAuley is a certified public accountant and, prior to co-founding Nextel, his positions included Chief Financial Officer of Millicom Incorporated, Corporate Controller at Norton Simon Inc. and Manager at Deloitte & Touche LLP.  Mr. McAuley served on the board of directors of United Rentals (NYSE:  URI) until May 4, 2017.  Mr. McAuley has a Bachelor’s of Business Administration Degree from Adelphi University and is a member of various finance and telecommunications industry organizations.

We believe Mr. McAuley is qualified to serve on our Board based on his prior experience in founding, building and serving as an executive officer at leading telecommunications companies, his prior experience in building a nationwide dispatch network at Nextel, and his experience serving on the boards of directors of other private and public companies.

Morgan E. O’Brien. Mr. O’Brien has served as a member of our Board since April 2012, and as Vice Chairman since May 2014.  From January 2009 to present, Mr. O’Brien has served as an independent consultant to several wireless start-ups and until June 2017 served as a member of the board of directors of GTT Communications, Inc. (NYSE:  GTT).  As a co-founder and chairman of Nextel, Mr. O’Brien led the creation of the first all-digital nationwide wireless network (the Nextel National Network) and brought push-to-talk (PTT) communication to the mass business and consumer market.  After the merger of Nextel with Sprint Corporation in 2004, he was a co-founder of Cyren Call Communications Corporation, where he served until January 2009.  Mr. O’Brien was recognized in 1987 as New Jersey Entrepreneur of the Year and was voted the RCR Person of the Year in 1993 and again in 2006.  In 2005, he was inducted into the Washington, DC Business Hall of Fame, and in 2007 he was named a Fellow of the Radio Club of America and was named by Fierce Wireless as “one of the top U.S. wireless innovators of all time.”  Mr. O’Brien has also served on a number of boards of other public companies including Sprint and Williams Telecommunications.  He also serves on the board of several private companies and charitable organizations.  Mr. O’Brien is a graduate of Georgetown University and received his law degree from Northwestern University.

We believe Mr. O’Brien is qualified to serve on our Board based on his prior experience in founding, building and serving as an executive officer at Nextel and Cyren Call Communications, his prior experience in building a nationwide dispatch network at Nextel, his expertise in FCC licensing and compliance matters, and his experience serving on the boards of directors of other private and public companies.

John C. Pescatore. Mr. Pescatore has served as our President, Chief Executive Officer and a member of our Board since August 2004.  He is a seasoned telecommunications executive with particular expertise in rapidly growing companies.  Prior to his current role as our President and Chief Executive Officer, he was Executive Vice President and Chief Operating Officer of NeoWorld Communications.  NeoWorld was founded to develop and launch a nationwide dispatch system and held spectrum in major markets throughout the United States.  The company was successfully sold to Nextel Communications in 2003.  Prior to that, Mr. Pescatore was Executive Vice President of Operations with Expanets, Inc., one of the fastest growing voice and data communications solutions and services companies in the United States during his tenure.  He was one of the key architects in building Expanets and saw the business through enormous growth by strategic acquisitions.  Prior to that, Mr. Pescatore was part of the team involved in the start-up of Nextel, where he held numerous senior leadership positions including Vice President of Operations, President of the Two-Way Radio Division, and President of the New York Area during its digital system rollout.  Prior to Nextel, Mr. Pescatore was a consultant with Deloitte & Touche LLP.  He earned his undergraduate degree in accounting from New York University and earned his certified public accountant certification.

We believe Mr. Pescatore is qualified to serve on our Board based on his service as an executive at leading telecommunications companies, his expertise in the wireless communications industry and his financial and accounting expertise.

T. Clark Akers.  Mr. Akers joined our Board upon the completion of our June 2014 private placement. He has been a Managing Director, SBIC Funds Placement Division at FBR & Co., a Washington, D.C. based investment banking firm, since September 2015, which was acquired by B Riley Financial, Inc. in June 2017.  His responsibilities at FBR & Co. include raising capital for Small Business Investment Company (SBIC) funds for experienced U.S. investment managers. Prior to FBR & Co., Mr. Akers was a Managing Director at Commerce Street Capital, a Dallas based investment banking firm.  Mr. Akers serves on the advisory board of Pharos Capital Group, a private equity firm based in Nashville and Dallas. Mr. Akers serves on the board of the Fred Jones Companies, the automotive affiliate of Hall Capital, an Oklahoma City based family office.  He also serves on the Advisory Board of Hall Capital Partners, the private equity affiliate of Hall Capital. Mr. Akers also serves on the Board of Managers and is a founder and Vice President of Continuum 700 LLC, a wireless start-up that has acquired ten 700 MHz A Block licenses covering a population of approximately 12 million people. In preparation to bid on those licenses in a 2008 FCC 700 MHz spectrum auction, Mr. Akers and his partners raised $68 million of capital for Continuum 700 LLC. Mr. Akers also served, from 2004 to 2009, as Vice Chairman of Intechra, the largest electronic waste and asset disposal company in the U.S. As a founder of Intechra, Mr. Akers raised $50 million of equity that was necessary for the organic and acquisitive growth which marked Intechra’s rise to leadership in the e-waste business. Additionally, he was responsible for recruiting key members of Intechra’s management team. Following those initiatives, he worked closely with the sales team on targeted Fortune 100 business development efforts. Prior to Intechra, Mr. Akers served as Senior Vice President of External Affairs for TeleCorp PCS, Inc., the ninth largest wireless phone company in the U.S. before its acquisition by AT&T Wireless in 2002. Mr. Akers holds Series 7, Series 63 and 24 License Registrations with the National Association of Securities Dealers, Inc. Mr. Akers received his Bachelor of Arts degree from Vanderbilt University in 1979.

We believe Mr. Akers is qualified to serve on our Board based on his prior experience as an executive in the telecommunications industry, his experience in providing fund raising and advisory services to growth companies, his knowledge of the capital markets and his experience serving on the boards of directors of other companies.

Mark Hennessy.  Mr. Hennessy recently retired in December 2015 after a 34-year career at IBM where he served in a number of executive management and leadership positions. During his tenure at IBM, he was responsible for global integration initiatives and technology operations focused on innovation and growth. He served as General Manager for several IBM businesses, including the Asia Pacific Systems business based in Tokyo, the European business based in Zurich, and the Global Distribution Sector based at IBM corporate headquarters. Mr. Hennessy also held several IBM executive staff assignments, including Global Chief Information Officer, General Manager of Global Business Partners and General Manager of Strategy and Sales Transformation. During the last five years, Mr. Hennessy’s positions at IBM included General Manager of the European business, General Manager of the Global Distribution Sector and General Manager of Global Business Partners.  For the past seven years, Mr. Hennessy has served on the board of directors of Covenant House International where he has led many board activities, including strategic planning, program evaluation and site expansion. Mr. Hennessy received Covenant House International’s Beacon of Hope award in 2014. Mr. Hennessy holds a B.A. in Economics from Boston College and an MBA from the University of Chicago.

We believe Mr. Hennessy is qualified to serve on our Board based on his prior experience as an executive in the technology industry, his leadership experience and his background of strategic business development and operational excellence as well as deep knowledge of global enterprise technology.

Paul Saleh. Mr. Saleh currently serves as Executive Vice President and Chief Financial Officer of Computer Sciences Corporation (NYSE: CSC), a role he has held since May 2012. He previously served as Chief Financial Officer for Gannett Co., as well as leading brands Sprint Nextel and Walt Disney International. Upon leaving Sprint Nextel in 2008, Mr. Saleh founded Menza Partners, an operational and financial advisory group focusing on media, telecommunications and technology industries, where he served as Managing Partner. Before joining Walt Disney, he was with Honeywell Inc. for 12 years, where he was Vice President and Treasurer from 1994 to 1997, and has held other various leadership positions in finance, treasury, investor relations, strategic planning and operations. Mr. Saleh was recognized in June 2005 by Treasury & Risk Management as one of the 100 Most Influential People in Finance, and Institutional Investor Magazine named him as the best Chief Financial Officer in the telecom services and wireless sector in 2004 and 2005. Mr. Saleh holds a Master of Business Administration with distinction in Finance; a Master of Science in Computer, Information & Control Engineering; and a Bachelor of Science in Electrical Engineering, all from the University of Michigan. He resides with his family in the Washington D.C., metropolitan area.

We believe Mr. Saleh is qualified to serve on our Board based on his prior experience as an executive in the technology and telecommunications industries, his experience in financial matters and the capital markets and his leadership experience.

Peter G. Schiff. Mr. Schiff has served as a member of our Board since August 2004.  He also currently serves as Managing Partner of Northwood Ventures, a private equity firm he founded in 1983.  Prior to founding Northwood, Mr. Schiff worked in the private equity division of E.M. Warburg, Pincus & Co., and previously had been an officer in the corporate division of Chemical Bank (now JPMorgan Chase & Co.).  He serves as a director of many of Northwood’s portfolio companies.  Mr. Schiff graduated from Lake Forest College and received an M.B.A. from University of Chicago’s Booth School of Business with concentrations in Finance and Marketing.  In 2009, he was awarded the honorary degree of Doctor of Laws by the Lake Forest College after serving as a trustee for 16 years, culminating in serving as its Chairman.  Mr. Schiff also serves as a trustee and secretary of Hofstra University and as a member of the Joint Board of Overseers of the Hofstra Northwell School of Medicine.  Northwood was an early investor in several enterprise focused carriers including Nextel, Dispatch Communications, NeoWorld, PowerFone and TeleCorp.

We believe Mr. Schiff is qualified to serve on our Board based on his experience in advising and investing in growth companies in the communications industry, his knowledge of the capital markets and his experience serving as a director on other boards of directors.

John C. Sites Jr. Mr. Sites has served as a member of our Board since August 2004.  He has been a partner at Wexford Capital since 2008, and joined Wexford Capital in 2006, where he focuses on private and public equity investing.  Prior to joining Wexford in 2006, he was a general partner of Daystar Special Situations Fund and Rock Creek Partners II, Ltd for ten years.  From 1981 to 1995, Mr. Sites was employed by Bear Stearns & Co., Inc., where he reached the position of Executive Vice President and was a member of the board of directors.  While at Bear Stearns, Mr. Sites established the firm’s mortgage and asset-backed department, served on the firm’s executive and compensation committees, was co-head of the taxable fixed income group and oversaw Bear Stearns’ Asset Management and the Financial Institutions Group.  From 1974 to 1981, Mr. Sites worked at Trading Company of the West, First Pennco Securities, and Morgan, Keegan & Company. Mr. Sites holds a Bachelor’s of Arts Degree in Economics from Rhodes College and is a member of Phi Beta Kappa.

We believe Mr. Sites is qualified to serve on our Board based on experience in investing in private and public growth companies, his knowledge of the capital markets and his experience serving as a director on other boards of directors.

No Family Relationships

There are no family relationships between any of our officers and directors.

Board Committees

The following table provides membership information for each of our Board committees at March 31, 2017*:

	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
T. Clark Akers	X	Chair	—
Paul Saleh	—	X	X
Peter G. Schiff	Chair	X	X
John C. Sites	X	—	Chair

*Mr. Hennessy joined the Board of Directors on May 8, 2017.  The Board intends to appoint Mr. Hennessy, as an independent director, to one or more Board committees following the Annual Meeting.

Compensation Committee. The Compensation Committee is comprised of three of our independent directors, T. Clark Akers, Peter G. Schiff and John C. Sites. The Compensation Committee was reorganized in December 2016 in connection with the retirement of Andrew Daskalakis from our Board. Prior to such reorganization, the Compensation Committee was comprised Peter G. Schiff, John C. Sites and Andrew Daskalakis. Mr. Schiff is the chairperson of the Compensation Committee. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommendation to the full Board of the compensation to be offered to our non-employee directors. In accordance with the listing standards of the NASDAQ Stock Market, the Compensation Committee evaluates the independence of each compensation consultant, outside counsel and advisor retained by or providing advice to the Compensation Committee. Our Board has determined that each of Messrs. Akers, Schiff, and Sites is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules of regulations of the SEC, including the additional requirements that apply to members of the Compensation Committee. In addition, the members of the Compensation Committee each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.pdvwireless.com.

Audit Committee. The Audit Committee is comprised of three of our independent directors, T. Clark Akers, Paul Saleh and Peter G. Schiff, each of whom is able to read and understand fundamental financial statements, including our balance sheet, statements of operations, stockholders’ equity and cash flows as required by the rules of the NASDAQ Stock Market. The Audit Committee was reorganized in December 2016 in connection with the retirement of Andrew Daskalakis from our Board. Prior to such reorganization, the Audit Committee was comprised T. Clark Akers, Peter G. Schiff and John C. Sites. Mr. Akers is the chairperson of the Audit Committee.  The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of our Company’s annual audit, reviewing the adequacy of our Company’s accounting and financial controls and reviewing the independence of our Company’s independent registered public accounting firm. Our Board has determined that each member of the Audit Committee is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules and regulations of the SEC. Our Board has also determined that each of T. Clark Akers, Paul Saleh and Peter G. Schiff is an “audit committee financial expert” within the applicable requirements of the SEC. The Audit Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.pdvwireless.com.  The charter complies with the applicable provision of the Sarbanes-Oxley Act and related rules of the SEC and the NASDAQ Stock Market.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of three of our independent directors, Paul Saleh, Peter G. Schiff and John C. Sites.  The Nominating and Corporate Governance Committee was reorganized in December 2016 in connection with the retirement of Andrew Daskalakis from our Board. Prior to such reorganization, the Nominating and Corporate Governance Committee was comprised of Andrew Daskalakis, T. Clark Akers and Peter G. Schiff. Mr. Sites is the chairperson of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee include the identification, recruitment and nomination of candidates for our Board and its committees, making recommendations to our Board concerning the structure, composition and functioning of our Board and its committees (including the reporting channels through which our Board receives information and the quality and timeliness of the information), developing and recommending to our Board corporate governance guidelines applicable to our Company and annually reviewing and recommending changes (as necessary or appropriate), overseeing the annual evaluation of our Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director. Our Board has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules and regulations of the SEC. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.pdvwireless.com.

CORPORATE GOVERNANCE MATTERS
Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to the Sarbanes-Oxley Act, the rules and regulations of the SEC and the corporate governance rules of the NASDAQ Stock Market. Our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines:  Our corporate governance guidelines are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our Board, succession planning and the annual evaluations of our Board and its committees. Our corporate governance guidelines are reviewed by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. The full text of our corporate governance guidelines is available on our website at www.pdvwireless.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Our Board of Directors:  Our Board currently consists of eight members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board has determined that our five non-employee directors, including Messrs. Akers, Hennessy, Saleh, Schiff and Sites, each meet the independence standards established by the NASDAQ Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee and Compensation Committee.  Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the NASDAQ Stock Market and the rules and regulations of the SEC.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Compensation Committee Interlocks and Insider Participation:  No member of our Compensation Committee has at any time been our employee. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Code of Business Conduct:  Our Board adopted a code of business conduct that applies to our officers, directors and employees. Among other matters, our code of business conduct is designed to deter unlawful or unethical behavior and to promote the following:

•	Prohibiting conflicts of interest (including protecting corporate opportunities);
•	Protecting our confidential and proprietary information and that of our customers and vendors;
•	Treating our employees, customers, suppliers and competitors fairly;
•	Encouraging full, fair, accurate, timely and understandable disclosure;
•	Protecting and properly using company assets;
•	Complying with laws, rules and regulations (including insider trading laws); and

•	Encouraging the reporting of any unlawful or unethical behavior.

Any waiver of the code of business conduct for our executive officers, directors or employees may be made only by our Nominating and Corporate Governance Committee and will be promptly disclosed on our website. We have posted a copy of our code of business conduct, and intend to post amendments to this code, on our website at www.pdvwireless.com, as permitted under SEC rules and regulations.

Board Leadership Structure:  Mr. McAuley serves as Chairman of our Board, and Mr. Pescatore serves as our Chief Executive Officer and President.  Our Board has determined that separating the positions of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders at this time.  Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to our Board and encourages balanced decision making.  In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and are able to provide objective and thoughtful oversight of management.  Our Board also separated the roles in recognition of the differences in responsibilities.  While our Chief Executive Officer is responsible for the day-to-day leadership and operations of the Company, the Chairman of the Board provides guidance to our Board and sets the agenda for Board meetings.  The Chairman of the Board also provides performance feedback on behalf of our Board to our Chief Executive Officer.  Our Board also considered that our Audit, Compensation, and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of the Company’s compliance with laws and regulations, each consist entirely of independent directors.  Our Board intends to evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what our Board determines is best for the Company and its stockholders.

Board Oversight of Risk:  Our Board is actively involved in the oversight of risks that could affect the Company. Our Board as a whole has responsibility to evaluate and oversee the Company’s risk management policies and procedures, with responsibility of certain areas being assigned to the relevant Board committee. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s evaluations and recommendations, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, our Board committees address the following risk areas:

•	The Compensation Committee is responsible for overseeing the management of risks related to the retention and motivation of the Company’s executives and their compensation plans and arrangements.
•	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
•

The Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters relevant to the Company and its operations, including the Company’s compliance with good corporate governance practices and the requirements established by the SEC and the NASDAQ Stock Market.

Our Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Communications with the Board of Directors:  Our Board desires that the views of the Company’s stockholders will be heard by our Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to the Company at pdvWireless, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention:  Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board and Committee Attendance:  During Fiscal 2017 (the fiscal year ended March 31, 2017), all directors attended at least 75% or more of the aggregate of the meetings of our Board and of each of our Board committees on which they served at the time of such meetings.  Our Board met five times during Fiscal 2017; the Audit Committee met seven times during Fiscal 2017; the Compensation Committee met six times and acted by written consent nine times during Fiscal 2017; and the Nominating and Corporate Governance Committee met four times during Fiscal 2017.

Director Attendance at the Annual Meeting:  We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback that our stockholders may desire to share with the Company and our Board. As a result, we encourage our directors to attend our Annual Meetings. We will reimburse our directors for the reasonable expenses they may incur in attending the Annual Meeting.

Executive Sessions:  Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary.  Our Board’s policy is to hold executive sessions both with and without the presence of management.  Our Board committees also generally meet in executive session at the end of each committee meeting.

Stockholder Communications.  We consistently and routinely interact with our stockholders on a number of matters, including receiving any feedback on our corporate governance framework and executive compensation.

Consideration of Director Nominees

General: In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies our Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Committee takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, capital markets and strategic planning), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability of the nominee to represent the best interests of the Company and its stockholders and to commit sufficient time and attention to the activities of our Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board does not have a formal policy with respect to the diversity of nominees. Rather, our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds, experience and expertise on our Board. Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee and Board of Directors regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential nominees who may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. Each potential nominee brought to the attention of the Committee, regardless of who recommended such potential nominee, is considered on the basis of the criteria set forth in our Corporate Governance Guidelines.

Stockholder Nominees: The Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 2.0% of the Company’s common stock for over one year and who satisfies the notice, information and consent provisions set forth in the Company’s Amended and Restated Bylaws. Our Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for 2018 Annual Meeting” below in this Proxy Statement.

Recent Corporate Governance Changes

Since our 2016 Annual Meeting of Stockholders, our Board has taken the following actions to further strengthen our corporate governance framework.

Majority Voting for Election of Directors.    On June 23, 2017, on recommendation of the Nominating and Corporate Governance Committee, the Board approved amendments to the Company’s Bylaws and Corporate Governance Guidelines to implement a majority voting standard in uncontested director elections (the “Majority Voting Standard”) effective as of the date of the 2018 annual meeting of stockholders. The Majority Voting Standard provides that a director nominee shall be elected to the Board if the number of shares voted “FOR" that director’s election exceeds 50% of the number of votes cast with respect to that director’s election.  If such a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, the Bylaws would require the director to tender his or her resignation to the Board if not already tendered pursuant to the Company’s conditional resignation policy set forth in our Corporate Governance Guideline, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. In contested elections, where the number of director nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply.

Additional Independent Directors.    Our Board added two new independent directors since the 2016 Annual Meeting of Stockholders, Paul Saleh and Mark Hennessy, as part of its continued efforts to add additional relevant skills, experiences and independence to the Board, with Mr. Saleh replacing Andy Daskalakis, an independent director who retired in December 2016

Stock Ownership Guidelines.  All of our executive officers and non-employee Directors are subject to stock ownership guidelines approved by the Board.  Our Chief Executive Officer is required to beneficially own a number of shares of the Company’s common stock with a value equal to five times (5x) his base salary. All other executive officers are required to beneficially own a number of shares with a value equal to three times (3x) their base salary. Non-employee Directors are required to beneficially own a number of shares of the Company’s common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board. Each of our executive officers and each of our non-employee directors who have been a member of the Board for more than one year are in compliance with the stock ownership guidelines, although formal compliance is not required until the end of Fiscal 2022.

Succession Plan.  The Board has amended our Corporate Governance Guidelines to provide for a formal succession planning process for the Company’s Chief Executive Officer and its other key executives.

EXECUTIVE OFFICERS

The following persons are our executive officers and key employees and hold the positions set forth opposite their names as of June 26, 2017.

Name	Age	Position with pdvWireless
Brian D. McAuley	76	Chairman of the Board
Morgan E. O’Brien	72	Vice Chairman of the Board
John C. Pescatore	53	Chief Executive Officer, President and Director
Robert H. Schwartz	51	Chief Strategy and Development Officer
Frank Creede	59	Chief Technology Officer
Leon Frazier	70	Chief Sales and Marketing Officer
Timothy Gray	47	Chief Financial Officer
Richard E. Rohmann	72	Executive Vice President and Secretary
Thomas Sidman	62	Chief Legal Officer

See the section entitled “Board of Directors Information” above, for a description of the business experience and educational background of Messrs. McAuley, O’Brien and Pescatore.

Robert H. Schwartz.  Mr. Schwartz joined the Company as Chief Strategy and Development Officer in August 2015.  Prior to joining our Company, beginning in October 2013, Mr. Schwartz served as Chief Executive Officer of STI Brasil, LLC, a company focused on developing shared fiber infrastructure for wireless operators in Brazil.  Prior to STI, from November 2009 to September 2013, Mr. Schwartz served as Managing Director of Unison Site Management, during which Unison acquired and managed cell site easements throughout the United States and sold its site portfolio to American Tower.  From June 2006 to October 2009, Mr. Schwartz was Managing Partner of Woodmont Partners LLC, a strategic consultancy to telecom, media and technology companies including software, mobile and cable companies.  Earlier Mr. Schwartz was Executive Vice President of IDT Telecom from 2001 to 2006, and led Corporate Development, Product Management, and the Mobile Division.  In 1996, Mr. Schwartz joined The Associated Group to launch Teligent, and became Teligent’s Senior Vice President of Corporate Development, leading functions including strategy, capital markets, investor relations and M&A activities through the startup, initial public offering, and the sale to Liberty Media.  Mr. Schwartz also served as Director of Corporate Development at Nextel where he was responsible for supporting key strategy, M&A, and capital markets initiatives, including the strategic investment in Nextel by Craig McCaw’s Eagle River in 1996.  Mr. Schwartz holds an MBA from the Wharton School at the University of Pennsylvania and a Bachelor’s Degree in Business Administration from George Washington University’s School of Government & Business Affairs.

Frank Creede P. E. Mr. Creede has served as the Chief Technology Officer since 2003. He has led the strategy, development, buildout and operation of our enterprise focused, push-to-talk network and DispatchPlus application platform.  Mr. Creede is a former board member of the San Diego Tech Coast Angels and an angel investor in over 10 Southern California emerging high tech companies. Formerly the Founder & CEO of Logic Innovations, Inc., he negotiated the sale of the company to a former division of IBM in 1999. Mr. Creede also founded Staffing Innovations, LLC, a technical contract outsourcing business in 1997 and which was acquired in 2012. He is a mentor at the Chairman’s Roundtable and a volunteer at EvoNexus. Mr. Creede is a registered Professional Engineer, holds a Bachelor of Science degree in Electrical Engineering from the University of California at Davis and he has completed coursework for the MBA program at San Diego State University.

Leon Frazier. Mr. Frazier became our Chief Sales and Marketing Officer in June 2014. Prior to joining us, he conducted an independent consulting practice since May 2012. In April 2010, he was recruited to start Bloomberg Government Sales and Marketing as Head of Sales and served in that role until May 2012. Mr. Frazier previously served in various roles for Sprint Corporation, including Vice President of Public Sector Business (which included state and local government, education, utilities, healthcare and federal government), and Senior Vice President of Enterprise and Public Sector (which also included construction, manufacturing, professional services and distribution) and Senior Vice President of Enterprise and Public Sector, from September 2005 until his retirement from Sprint in 2008. From 2001 until joining Sprint in 2005, Mr. Frazier was Vice President of Public Sector at Nextel.  During his tenure at Nextel from 1997 until 2005, he designed and implemented a corporation accounts program which was responsible for sales to 375 of the Fortune 500 companies. Mr. Frazier has more than 33 years of experience in the telecommunications industry, starting in 1981 at RCA where he was a Senior Vice President with subsequent positions at General Electric and Mitel Business Telephone Systems, where he was Vice President and General Manager of the North American Division. Mr. Frazier graduated from Virginia Commonwealth University in 1971 with a Bachelor’s Degree in Business Management.

Timothy Gray. Mr. Gray joined the Company as Chief Financial Officer in June 2014. From November 2011 to May 2013, Mr. Gray served as Senior Vice President and Chief Financial Officer of MedImmune, Inc., and then served as Senior Vice President of Finance for MedImmune’s Specialty Care Group until November 2013. Mr. Gray also served in various other finance roles at MedImmune since April 2008. Prior to joining MedImmune, Mr. Gray served in finance positions at AOL and Nextel and started his career at Deloitte & Touche LLP. He is also a member of the Audit Committee of the Children’s Inn at the National Institutes of Health. Mr. Gray holds a BBA in Accounting from the University of Notre Dame and is a certified public accountant.

Richard E. Rohmann. Mr. Rohmann is one of our co-founders and is our Secretary and Executive Vice President focused on the development of our technology platform, and has filled such roles since 2004. Mr. Rohmann previously served as a director on our Board from 2004 until May 2014. Mr. Rohmann was also our President from 1997 until 2003. He designed and developed our first two commercial software products. Mr. Rohmann created the database schema and user interface for the first commercial version of our series of telecommunications services that enable wireless PTT dictation and documentation from mobile phones. He is a co-inventor on our eleven granted U.S. and international patents. Before co-founding our Company, he served for nine years as Vice President of Operations and Vice President of Asset Management for The Lomas Santa Fe Group, a privately held real estate owner/developer. Prior to that, he served as Vice President and Chief Operating Officer of HomeVest Real Estate Securities, and President of HHC Mortgage Corporation and HHC Management Company, which were real estate syndication affiliates of the former Home Federal S & L. His military service includes 4-1/2 years as an Aircraft Maintenance Officer in the United States Air Force. He holds an MBA in finance from San Diego State University and a Bachelor’s Degree in Zoology, Mathematics, and Chemistry from the University of Colorado, which he attended as a Boettcher Scholar.

Thomas Sidman. Mr. Sidman joined the Company as our Chief Legal Officer in June 2015. Prior to joining our Company, from 2009 to June 2015, and from 2003 to 2006, Mr. Sidman provided business and strategic consulting and advisory services to domestic and international telecommunications companies. He was a co-founder and served as a senior executive for Cyren Call Communications Corporation from 2006 to 2009. Cyren Call’s principal mission and focus was advocating for and architecting a nationwide advance generation mobile wireless broadband network for priority use by public safety personnel in the United States. Mr. Sidman served as General Counsel of Nextel from October 1994 until early 2001, and thereafter served as Senior Legal Advisor to Nextel until April 2003. Mr. Sidman obtained his undergraduate degree from the University of Virginia with a Bachelor’s Degree in Economics and Psychology. He received his law degree from The University of Virginia School of Law and subsequently, his graduate business degree from The George Washington University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our named executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) all our directors and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our common stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of June 16, 2017 and are based on 14,416,459 shares of common stock outstanding as of June 16, 2017. Except as noted below, the address for all beneficial owners in the table below is 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class
Directors and Executive Officers:
Brian D. McAuley(2)	506,026	3.48%
Morgan E. O’Brien(3)	261,684	1.78%
John C. Pescatore(4)	297,730	2.03%
Robert H. Schwartz(5)	45,000	*
Mark Hennessy(6)	1,410	*
Peter Schiff(7)	246,927	1.71%
John C. Sites(8)	45,895	*
T. Clark Akers(9)	9,639	*
Paul Saleh(10)	2,709	*
All directors and executive officers as a group (14 persons)	1,670,810	10.91%
5% or more Stockholders (not disclosed above):
Cerberus Capital Management, L.P.(11)	3,506,457	24.32%
Owl Creek Asset Management L.P.(12)	2,132,038	14.79%
FIE II LLC(12)	1,500,000	10.40%
Vanguard Group(14)	1,443,107	10.01%
TSSP Sub-Fund HoldCo LLC(15)	1,323,415	9.18%
Great American(16)	1,112,500	7.72%
QVT Financial LP(17)	894,301	6.20%

*Represents less than 1% of the number of shares of our common stock outstanding as of June 16, 2017.

(1)

We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from June 16, 2017 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(2)

Includes 11,305 shares of common stock held by certain trusts for the benefit of Mr. McAuley’s children of which Mr. McAuley is the trustee and 3,836 shares held by Mr. McAuley’s spouse. Includes 101,250 shares of common stock underlying an option that are all exercisable as of June 10, 2017 at an exercise price of $20.00 per share, with the remaining 33,750 shares vesting in one remaining annual installment of 33,750 shares. Also includes 32,500 shares of common stock underlying an option that are all exercisable as of January 29, 2017 at an exercise price of $25.00 per share, with 32,500 additional shares subject to vesting in two remaining annual installments.

(3)

Includes 7,549 restricted stock units which are fully vested.  Includes 101,250 shares of common stock underlying an option that are all exercisable as of June 10, 2017 at an exercise price of $20.00 per share, with the remaining 33,750 shares vesting in one remaining annual installment of 33,750 shares. Also includes 132,500 shares of common stock underlying an option that are all exercisable as of January 29, 2017 at an exercise price of $25.00 per share, with 32,500 additional shares subject to vesting in one remaining annual installment.

(4)

Includes outstanding options to purchase 12,985 shares of common stock at an exercise price of $13.25 per share, and 24,158 restricted stock units, which are fully vested and 1,809 shares of common stock held by certain of Mr. Pescatore’s children.  Includes 225,000 shares of common stock underlying an option that are all exercisable as of June 10, 2017 at an exercise price of $20.00 per share, with 75,000 additional shares subject to vesting in one remaining annual installment.

(5)

Includes 35,000 shares of common stock underlying an option that are exercisable on August 11, 2017 at an exercise price of $26.59, with 35,000 additional shares subject to vesting in two remaining equal annual installments.  Includes an option to purchase 7,500 shares of common stock that are exercisable as of February 23, 2017 at an exercise price of $24.45 per share with an additional 22,500 shares vesting in three equal annual installments.

(6)	Represents a restricted stock award agreement granted to Mr. Hennessy on the date he was appointed to the Board.
(7)

Includes (i) 36,089 shares of common stock held by Northwood Capital Partners, LLC, of which Mr. Schiff has shared dispositive and voting power, (ii) 179,027 shares of common stock held by Northwood Ventures, LLC of which Mr. Schiff has shared dispositive and voting power, (iii) 5,711 shares of common stock held by SK Partners, of which Mr. Schiff has shared dispositive and voting power and (iv) 5,711 shares of common stock held by Southfield Communications, of which Mr. Schiff has shared dispositive and voting power. Also includes an option to purchase 5,000 shares of common stock held by Mr. Schiff at an exercise price of $20.00 per share, which is fully vested.

(8)	Includes an option to purchase 5,000 shares of common stock held by Mr. Sites at an exercise price of $20.00 per share, which is fully vested.
(9)	Includes an option to purchase 2,500 shares of common stock held by Mr. Akers at an exercise price of $20.00 per share, which is fully vested.
(10)	Represents a restricted stock award agreement granted to Mr. Saleh on the date he was appointed to the Board.
(11)

Includes shares of common stock held by Cerberus Institutional Partners V, L.P., Cerberus International II Master Fund, L.P., Cerberus Partners II, L.P. and Cerberus Institutional Partners VI, L.P. We have been informed by the stockholder that Stephen Feinberg, through one or more intermediaries, exercises sole voting and dispositive power over the shares held by Cerberus Institutional Partners V, L.P., Cerberus International II Master Fund, L.P., Cerberus Partners II, L.P and Cerberus Institutional Partners VI, L.P. The address for Cerberus Capital Management, L.P. is 875 Third Avenue, New York, New York 10022.

(12)

Includes shares of common stock held by Owl Creek Overseas Master Fund, Ltd., Owl Creek II, L.P., Owl Creek SRI Master Fund, Ltd., Owl Creek Credit Opportunities Master Fund, L.P., and Owl Creek I, L.P., each of which are controlled by Owl Creek Advisors, LLC. Owl Creek Advisors, LLC, is the general partner of each of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd., Owl Creek SRI Master Fund, Ltd., and Owl Creek Credit Opportunities Master Fund, L.P. Owl Creek Asset Management, L.P. is the investment manager with respect to the shares of common stock held by each of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd., Owl Creek SRI Master Fund, Ltd., and Owl Creek Credit Opportunities Master Fund, L.P. Jeffrey A. Altman is the managing member of the general partner of Owl Creek Asset Management, L.P. and is the managing member of Owl Creek Advisors, LLC. We have been informed by the stockholder that Jeffrey A. Altman, Owl Creek Asset Management, L.P. and Owl Creek Advisors, LLC each disclaim any direct ownership of the shares held by the stockholders. The address for Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor, New York, NY 10019.

(13)

PIMCO BRAVO Fund II, L.P. is the sole member of FIE II LLC. PIMCO GP XII, LLC is the sole general partner of PIMCO BRAVO Fund II, L.P. Pacific Investment Management Company LLC, or PIMCO, is the sole manager of PIMCO GP XII, LLC and has ultimate voting and investment control over the shares held by FIE II LLC, but disclaims beneficial ownership except to the extent of its pecuniary interest therein. PIMCO is an indirect subsidiary of Allianz SE, which is a publicly held company in Germany. The address for FIE II LLC is 650 Newport Center Drive, Newport Beach, California 92660.

(14)

Includes shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(15)

TSSP Sub-Fund HoldCo LLC, is the sole member of TOP III SPV GP, LLC, a Delaware limited liability company, which is the manager of PBB Investments I, LLC, a Delaware limited liability company, which directly holds 1,323,415 shares of common stock of the Company. Because of TSSP Sub-Fund HoldCo’s relationship to the PBB Investments I, LLC, TSSP Sub-Fund HoldCo may be deemed to beneficially own the shares.  TSSP Sub-Fund HoldCo is managed by its board of directors, whose members are David Bonderman, James G. Coulter and Alan Waxman. Messrs. Bonderman, Coulter and Waxman disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein.  The address for TSSP Sub-Fund HoldCo is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(16)

Includes shares of common stock held by Great American Insurance Company and Great American Life Insurance Company. Each of Great American Life Insurance Company and Great American Insurance Company is a wholly owned subsidiary of American Financial Group, Inc.  The board of directors of American Financial Group, Inc. consists of Carl H. Linder III, S. Craig Linder, Kenneth C. Ambrecht, John B. Berding, Joseph E. Consolino, Virginia C. Drosos, James E. Evans, Terry S. Jacobs, Gregory G. Joseph, William W. Verity and John Von Lehman who exercise voting and investment control over the shares held by the stockholder. The address for Great American is 301 East 4th Street, Cincinnati, Ohio 45202.

(17)

Includes shares of common stock held by QVT Fund V LP, QVT Fund IV LP, and Quintessence Fund LP. Each of QVT Fund IV LP, QVT Fund V LP and Quintessence Fund L.P. are managed by their general partner, QVT Financial GP LLC. QVT Financial LP is the investment manager of each Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP and shares voting and investment control over the securities held by Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. We have been advised by the stockholder that the managing members of QVT Financial GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu and that each of Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu disclaims beneficial ownership of the securities held by Quintessence Fund L.P., QVT Fund IV LP and QVT Fund V LP. The address for QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.

Changes in Control:  We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us.

Section 16(a) Beneficial Ownership Reporting Compliance:  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. Based solely on a review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during Fiscal 2017, such SEC filing requirements were satisfied.

EQUITY COMPENSATION PLAN INFORMATION

The Company awards stock options and restricted stock units to its employees meeting certain eligibility requirements under plans approved by its stockholders in 2004, 2010 and 2014, referred to as the “2004 stock option plan”, “2010 stock option plan,” and “2014 stock option plan”, respectively. The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of March 31, 2017:

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options (1)	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,783,595	$22.88	810,619
Equity compensation plans not approved by security holders	—	—	—

(1)	Does not include 261,971 restricted stock units.

EXECUTIVE COMPENSATION

The following tables summarize information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2017 (the fiscal year ended March 31, 2017) and Fiscal 2016 (the fiscal year ended March 31, 2016).  As an emerging growth company, our named executive officers include:  John C. Pescatore, our principal executive officer, and Morgan E. O’Brien and Robert Schwartz, our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of Fiscal 2017.  In addition, as an emerging growth company, we have elected to adopt the reduced compensation disclosure requirements permitted under the JOBS Act.   As a result, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are emerging growth companies.  Nevertheless, our Board and Compensation Committee each believe that adopting appropriate and sound compensation programs and practices are fundamental to the overall success of our business and aligning the interests of our executives with the interests of our stockholders.

Historically, we have been engaged in the development and sale of mobile resource management applications. In June 2014, we completed a private placement financing in which we raised net proceeds of approximately $202.0 million to fund our acquisition of spectrum licenses and certain other assets from Sprint Corporation and to deploy a nationwide dispatch network.  In connection with this financing, we completed a recapitalization of our company and begin to hire a number of our executive officers and key employees. In September 2014, we secured the necessary FCC approvals and completed our acquisition of the spectrum licenses and related assets from Sprint.  In February 2015, we became a public reporting company and listed our common stock for trading on the NASDAQ Stock Market.  We have launched push-to-talk (“PTT”) networks in seven major metropolitan markets throughout the United States.  At the same time, we are pursuing a number of spectrum opportunities and initiatives, including but not limited to, a FCC regulatory process aimed at the realignment of our spectrum to be able to deploy broadband technologies to enterprises.

Our Board of Directors has established a Compensation Committee comprised of three independent directors in accordance with the rules and regulations established by the SEC and the NASDAQ Stock Market.   Our Board has delegated to the Compensation Committee the authority to establish the Company’s executive compensation program and to approve all compensation received by the Company’s executive officers and the other members of its management team.   In 2015, the Compensation Committee retained Pearl Meyer, as its independent compensation consultant, to assist it in evaluating the Company’s executive compensation program and selecting an appropriate peer group of comparable companies for purposes of setting executive compensation.

Executive Compensation Program.  Based on the advice of its independent compensation consultant, our Compensation Committee has established an executive compensation program consisting of: (i) an annual base salary, (ii) an annual performance-based cash bonus program and (iii) a long-term equity award plan consisting of the grant of time-based and performance-based equity awards.  In establishing this program, the Compensation Committee focused on designing a program that would attract, retain, and incentivize talented executives, motivate them to achieve our key financial, operational, and strategic goals, and reward them for superior performance.  The Compensation Committee also focused on ensuring that our executive compensation program aligns our executive officers’ and key employee’s interests with those of our stockholders by basing a significant portion of their compensation on the achievement of certain pre-established corporate and individual performance goals.

Determination of Executive Compensation.  The Compensation Committee did not target compensation to a particular percentile for our executive officers in Fiscal 2017 (i.e., the period from April 1, 2016 to March 31, 2017).  Although it did not target a particular percentile, the Compensation Committee considered the Company’s net operating losses and the benefits to the Company and its stockholders of conserving the Company’s cash resources and extending its operating runway.  Based on these factors, the Compensation Committee determined to generally offer our executives below median annual salaries and total target cash compensation and median long-term equity incentives.

In setting executive compensation, the Compensation Committee considered benchmark data from the peer group it established, relevant publicly available market data and the compensation reports provided by Pearl Meyer.  The Compensation Committee also considered the compensation recommendations of our Chief Executive Officer (other than with respect to determining his own compensation), as well as the Company’s overall performance, each executive officer’s responsibilities and individual performance, and the Company’s financial status and operating runway.  In addition, the Committee considered the benefits of maintaining pay parity among our executive officers.

Base Salary:  The base salaries of our executive officers depend on their job responsibilities, the rate of compensation paid by our peer group of companies, the pay offered to the other executive officers, and the Company’s financial position and business performance.  To help conserve the Company’s cash resources, the Compensation Committee set the base salaries for our executive officers for Fiscal 2017 below median based on peer group data, with the salaries paid to our Chief Executive Officer and our Chief Financial Officer ranking below the 25th percentile, and our other executive officers ranking between the 25th and 45th percentiles of the respective salaries offered by our peer group.

Performance-Based Cash Bonus Awards:  As part of our compensation program, our executive officers and other key employees are eligible to participate in a performance-based cash bonus award program. The Compensation Committee determines the annual performance-based cash bonus awards based on the executive officer’s individual performance and the Company’s actual performance compared to the corporate goals approved by the Compensation Committee.  For Fiscal 2017, the Compensation Committee set the annual target bonus opportunity for our Chief Executive Officer at 100% of his base salary, for our Chairman and Vice Chairman at 75% of their respective base salaries and for other executives at 40% to 60% of their respective base salaries. The Compensation Committee also determined that generally, 50% of each executive officer’s annual performance-based cash incentive award would be based on corporate performance goals and 50% would be based on the executive officer’s individual performance.

For Fiscal 2017, our Compensation Committee established four corporate performance goals, including: (i) net customer additions for its DispatchPlus service, (ii) total revenue recognized during Fiscal 2017, not including equipment sales, (iii) an EBITDA target for Fiscal 2017 and (iv) a net cash balance target at the end of Fiscal 2017.  For each of these performance goals, the Compensation Committee assigned a zero percentage if the Company did not achieve at least 85% of the performance target.

Long-Term Equity Awards:  Equity ownership by our executive officers and key employees encourages them to create long-term value and also aligns their interests with those of our stockholders.  Historically, our executive officers have not received long-term equity awards on an annual basis.  During Fiscal 2015 (the period from April 1, 2014 to March 31, 2015), the Company completed a recapitalization, closed a private placement financing in which it raised net proceeds of approximately $202 million, purchased its spectrum assets from Sprint Corporation and qualified to become a publicly traded company.  In connection with these activities, the Company’s executive officers were issued time-based stock option awards in Fiscal 2015 that reflected the Company’s recapitalization and the fact that several of our executive officers were new hires and received their initial equity awards upon joining the Company.  Because our executive officers received stock option awards in Fiscal 2015, our Compensation Committee elected not to grant equity awards to our executive officers at the beginning of Fiscal 2016 (the period from April 1, 2015 to March 31, 2016).

During mid-Fiscal 2016, the Compensation Committee again retained Pearl Meyer as its independent compensation consultant, and requested Pearl Meyer to evaluate the Company’s executive compensation program.  Based on this evaluation, the Compensation Committee determined that one of the components of the Company’s executive compensation program should be the consideration of the annual issue of equity awards, with the issuance to take place at the beginning of each new fiscal year as may be determined by the Compensation Committee.  In designing the equity award program, the Compensation Committee determined that the equity awards should consist of both time-based and performance-based equity awards, with 50% of the grant date fair value being assigned to each type of award.  The Compensation Committee then evaluated how to best transition to the “annual” grant of equity awards since it had not granted equity awards at the beginning of Fiscal 2016, and most of the Company’s executive officers had not received equity-awards since June 2014 or the date they first joined the Company.   With input from Pearl Meyer, the Compensation Committee elected to grant the Company’s executive officers equity awards in January 2016.  Although these equity awards were granted during Fiscal 2016, the Compensation Committee intended these equity awards to cover the period from January 2016 through March 31, 2017 (i.e., the end of Fiscal 2017).  As a result, the Compensation Committee did not grant annual equity awards to the Company’s executive officers during Fiscal 2017, and so the compensation tables included in this proxy statement do not include any equity awards for Fiscal 2017.

For future fiscal years and starting in Fiscal 2018 (i.e., the period from April 1, 2017 to March 31, 2018), the Compensation Committee intends that the Company’s executive compensation program will provide for the issuance of equity awards to the Company’s executive officers at the beginning of each fiscal year.  Consistent with this program, the Compensation Committee granted our executive officers time-based and performance based equity awards at the beginning of Fiscal 2018 (which will be reported in the Company’s proxy statement for the 2018 annual meeting of stockholders).

In Fiscal 2016 and 2018, the Compensation Committee determined that 50% of the grant date fair value of the equity awards should be time-based and the remaining 50% should be performance-based.  The time-based equity awards each vest in four equal annual installments over a four-year period measured from the grant date.  The performance-based equity awards vest contingent upon the Company’s satisfaction of each of the following conditions on or before January 13, 2020:  (i) achievement of a final order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and (ii) the lack of objection by the Company’s Board of Directors to the terms and conditions  (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the final order.

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2017 and Fiscal 2016. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

								Non-Equity
				Stock		Option		Incentive Plan	All Other
		Salary	Bonus (1)	Awards (2)		Awards (2)		Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)		($)		($)	($)		($)
John C. Pescatore,	2017	400,000	210,000	—		—		—	—		610,000
President and Chief	2016	350,000	105,000	500,017	(3)	—		—	29,039	(4)	984,056
Executive Officer

Morgan E. O’Brien	2017	325,000	135,000	—		—		—	—		460,000
Vice Chairman	2016	300,000	75,000	—		477,733	(5)	—	—		852,733

Robert H. Schwartz	2017	250,000	59,508	250,409	(6)	—		—	—		559,917
Chief Strategy and	2016	161,058	—	—		957,784	(7)	—	45,000	(8)	1,163,842
Development Officer

(1)

The amounts shown reflect payments pursuant to the Company’s annual performance-based cash incentive program.   Under this program, the Company’s executive officers are eligible to receive an annual cash bonus based on a percentage of their base salaries contingent upon their achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee.

(2)

These amounts represent the grant date fair value of equity-based stock awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 10 – Stock Acquisition Rights, Stock Options and Warrants” of our notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2017, filed with the SEC on June 6, 2017.

(3)

Represents the grant of 19,373 time-based restricted stock units granted on January 13, 2016, and vesting over a four-year period measured from the grant date.  Amount does not include the grant of 19,373 performance-based restricted stock units with performance criteria that were considered not probable to be met as of March 31, 2016.  If the performance criteria are achieved, the grant date fair value of the performance-based restricted stock units would have been $500,017.

(4)	Amount of gross-ups during Fiscal 2016 for payroll tax liabilities related to restricted stock deferred compensation.
(5)

Represents the grant of a stock option award for 50,000 shares (in lieu of time-based restricted stock units) of the Company’s common stock granted on January 13, 2016, with an exercise price equal to the closing market price of the Company’s common stock on the grant date, and vesting over a four-year period measured from the grant date.  Amount does not include a performance-based stock option award for 50,000 shares of the Company’s common stock, also granted on January 13, 2016, with an exercise price equal to the closing market price of the Company’s common stock on that date, with performance criteria that were considered not probable to be met as of March 31, 2016.  If the performance criteria are achieved, the grant date fair value of the performance-based stock option award would have been $477,733.

(6)

Represents the grant of 10,000 time-based restricted stock units granted on June 28, 2016 and the grant of 2,058 time-based restricted stock units granted on January 13, 2017. The restricted stock units vest over a four-year period measured from their respective grant dates.

(7)

Represents the grant of time-based stock option awards for 70,000 shares of common stock on August 11, 2015 and 30,000 shares of common stock on February 23, 2016 related to Mr. Schwartz’s retention as a full time employee.  The stock option awards have an exercise price equal to the closing market price of the Company’s common stock on the applicable grant date, and vesting over a four year period measured from the applicable grant date.

(8)	Represents consulting payments prior to full time employment by the Company.

Narrative to Summary Compensation Table

The compensation program established for the Company’s executive officers consisted of the following elements for Fiscal 2017 and Fiscal 2016:

John C. Pescatore, President and Chief Executive Officer:  The salary and bonus amounts represent Mr. Pescatore’s annual base salary and annual cash bonus payment pursuant to the Company’s executive compensation program established by the Compensation Committee.  Mr. Pescatore’s annual cash bonus amounts were based on his achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee.  During Fiscal 2016, Mr. Pescatore received 19,373 restricted stock units that vest over four years, with 25% that vested on January 13, 2017, and the remainder of the restricted units vesting in three equal annual installments thereafter.  In addition, Mr. Pescatore received 19,373 performance-based stock units.  The performance-based stock units will vest in full upon attainment of the performance goal established by the Compensation Committee.  The performance goal requires the Company to receive prior to January 13, 2020: (i) a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and (ii) the lack of objection by the Company’s Board of Directors to the terms and conditions  (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.  Mr. Pescatore did not receive an equity-based award during Fiscal 2017.

Morgan E. O’Brien, Vice Chairman:  The salary and bonus amounts represent Mr. O’Brien’s annual base salary and annual cash bonus payment pursuant to the Company’s executive compensation program established by the Compensation Committee.  Mr. O’Brien’s annual cash bonus amounts were based on his achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee.  During Fiscal 2016, Mr. O’Brien was granted a stock option award to purchase 50,000 shares of the Company’s common stock with an exercise price equal to $25.81 per share.  25% of the option shares vested on January 13, 2017, and the remainder of the option shares will vest in three equal annual installments thereafter.  In addition, Mr. O’Brien was granted a performance-based stock option to purchase 50,000 shares of our common stock with an exercise price equal to $25.81 per share.  The option shares will vest in full upon attainment of the performance goal established by the Compensation Committee.  The performance goal requires the Company to receive prior to January 13, 2020: (i) a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and (ii) the lack of objection by the Company’s Board of Directors to the terms and conditions  (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.

Robert Schwartz, Chief Strategy and Development Officer:  Mr. Schwartz joined the Company as a full time employee on August 3, 2015.  Prior to that time, Mr. Schwartz provided consulting services to the Company.  Mr. Schwartz’s salary was set at $250,000, effective as of his hiring on August 3, 2015.  The salary and bonus amounts represent Mr. Schwartz’s annual base salary and annual cash bonus payment pursuant to the Company’s executive compensation program established by the Compensation Committee.  Mr. Schwartz’s annual cash bonus amounts were based on his achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee.   During Fiscal 2016, in connection with joining the Company as a full time employee, Mr. Schwartz was issued  a new hire award of an option to purchase 70,000 shares of common stock on August 11, 2015 and 30,000 restricted stock units on February 23, 2016.  The stock option awards have an exercise price equal to the closing market price of the Company’s common stock on the applicable grant date, and 25% of the option shares vest on the one year anniversary of the respective grant dates, and the remainder of the option shares will vest in three equal annual installments thereafter.  During Fiscal 2017, Mr. Schwartz was issued 10,000 time-based restricted stock units on June 28, 2016 and an additional 2,058 restricted stock units on January 13, 2017. The restricted stock units vest over a four-year period, with 25% of the restricted stock units vesting on the one year anniversary of the respective grant dates, and the remainder of the restricted stock units vesting in three equal annual installments thereafter.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at March 31, 2017.

	Option Awards						Stock Awards
	Number of Securities		Number of Securities						Market Value	Number of		Market Value
	Underlying		Underlying				Number of		of Shares or	Units or		of Units or
	Unexercised		Unexercised		Option	Option	Shares That		Units of Stock	Shares Vested		Shares Vested
	Options		Options (#)		Exercise	Expiration	Have Not		That Have Not	But Not		But Not
Name	(#) Exercisable		Unexercisable		Price	Date	Vested		Vested (1)	Delivered		Delivered (1)
John C. Pescatore	—		—		—	—	19,373	(2)	$423,300	—		—
	—		—		—	—	14,530	(3)	$317,481	—		—
	—		—		—	—	—		—	24,158	(4)	$527,852
	150,000	(5)	150,000	(5)	$20.00	5/14/2024	—		—	—		—
	12,985	(6)	—		$13.25	12/17/2020	—		—	—		—
Morgan E. O’Brien	—		50,000	(7)	$25.81	1/13/2026	—		—	—		—
	12,500	(8)	37,500	(8)	$25.81	1/13/2026	—		—	—		—
	32,500	(9)	32,500	(9)	$25.00	1/29/2025	—		—	—		—
	100,000	(10)	—		$25.00	1/29/2025	—		—	—		—
	67,500	(5)	67,500	(5)	$20.00	5/14/2024	—		—	—		—
	—		—		—	—	—		—	7,549	(4)	$164,946
Robert H. Schwartz	17,500	(11)	52,500	(11)	$26.59	8/11/2025	—		—	—		—
	7,500	(12)	22,500	(12)	$24.45	2/23/2026	—		—	—		—
	—		—		—	—	10,000	(13)	$218,500	—		—
	—		—		—	—	2,058	(14)	$44,967	—		—

(1)	The market value of the stock awards is determined by multiplying the number of shares underlying the stock awards by the closing stock price of our common stock of $21.85 on March 31, 2017.
(2)

Performance-based restricted stock units granted on January 13, 2016 that will vest conditioned upon the Company’s receipt prior to January 13, 2020 of: (i) a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and (ii) the lack of objection by the Company’s Board of Directors to the terms and conditions  (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.

(3)	Restricted stock units granted on January 13, 2016 that have vested or will vest as follows: 25% on each of January 13, 2017, January 16, 2018, January 14, 2019 and January 13, 2020.
(4)	Restricted stock units granted on May 14, 2014 that immediately vested and will be settled in November 2017.
(5)	Stock options granted on May 14, 2014 that have vested or will vest as follows: 25% on each of May 14, 2015, May 16, 2016, May 14, 2017, and May 14, 2018.
(6)	Stock options granted on December 17, 2010 that are fully vested.
(7)

Performance-based stock options granted on January 13, 2016 that will vest conditioned upon the Company’s receipt prior to January 13, 2020 of :  (i) a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and (ii) the lack of objection by the Company’s Board of Directors to the terms and conditions  (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.

(8)	Stock options granted on January 13, 2016 that have vested or will vest as follows: 25% on each of January 13, 2017, January 16, 2018, January 14, 2019 and January 13, 2020.
(9)	Stock options granted on January 29, 2015 that have vested or will vest as follows: 25% on each of January 29, 2016, January 30, 2017, January 29, 2018 and January 29, 2019.
(10)	Stock options granted on January 29, 2015 are fully vested.

(11)	Stock options granted on August 11, 2015 that have vested or will vest as follows: 25% on each of August 11, 2016, August 11, 2017, August 13, 2018 and August 12, 2019.
(12)	Stock options granted on February 23, 2016 that have vested or will vest as follows: 25% on each of February 23, 2017, February 23, 2018, February 29, 2019 and February 24, 2020.
(13)	The restricted units granted on June 27, 2016 that will vest as follows: 25% on each of June 27, 2017, June 27, 2018, June 27, 2019 and June 29, 2020.
(14)	The restricted units granted on January 13, 2017 that will vest as follows: 25% on each of January 16, 2018, January 14, 2019, January 13, 2020 and January 13, 2021.
Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during Fiscal 2017 by each of our named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercised	on Exerxise	Acquired on Vesting	on Vesting (1)
Name	(#)	($)	(#)	($)
John C. Pescatore	—	—	4,843	95,891
Morgan E. O’Brien	—	—	—	—
Robert H. Schwartz	—	—	—	—

(1)

The value realized on vesting is determined by multiplying the number of shares that vested during Fiscal 2017, times the closing price of our common stock on The NASDAQ Capital Market on the applicable vesting date.

Pension and Nonqualified Deferred Compensation

We do not provide any retirement payments or benefits, other than under our 401(k) Plan, nor do we sponsor or maintain any nonqualified defined contribution or deferred compensation plans. Effective January 1, 2017, the company started providing a company match of 1% of annual cash compensation for all employees participating in the 401 (k) Plan.

Potential Payments upon Termination or Change in Control

The table below describes the potential payments or benefits to our named executive officers upon termination of employment by us without cause or for good reason (each as defined in the Executive Severance Plan), as if each executive’s employment terminated as of March 31, 2017. See “Severance Arrangements with our Named Executive Officers” below for additional information.

	Acceleration on Vesting (1)
	Stock	RSU's &	Base
	Options	PSU's	Salary		Health	Other		Total
Name	($)	($)	($)		($)	($)		($)
John C. Pescatore
Severance absent a change of control	277,500	547,695	800,000	(2)	34,330	825,000	(4)	2,484,525
Severance in connection with a change of control	277,500	845,333	800,000	(2)	34,330	825,000	(4)	2,782,163
Morgan E. O’Brien
Severance absent a change of control	124,875	164,946	650,000	(2)	34,330	512,500	(4)	1,486,651
Severance in connection with a change of control	124,875	164,946	650,000	(2)	34,330	512,500	(4)	1,486,651
Robert H. Schwartz
Severance absent a change of control	—	48,331	375,000	(3)	34,330	175,000	(5)	632,661
Severance in connection with a change of control	—	48,331	375,000	(3)	34,330	175,000	(5)	632,661

(1)	Represents value of immediate vesting of unvested stock options and stock awards.
(2)	Represents 2 times the base salary.
(3)	Represents 1.5 times the base salary.
(4)	Represents 2 times target annual bonus and outplacement support.
(5)	Represents 1.5 times target annual bonus and outplacement support.
Severance Arrangements with our Named Executive Officers
Severance Plan Participation Agreement

In March 2015, we entered into a Severance Plan Participation Agreement (the “Participation Agreement”) with each of our executive officers and certain key employees pursuant to our Executive Severance Plan (the “Severance Plan”) approved by our Compensation Committee, which replaced any prior existing employment agreements or severance arrangements with our executives. The Severance Plan establishes the amount of severance payments and benefits available in the event of a (i) termination of employment by the Company without Cause or by the participant for Good Reason and (ii) termination of employment by the Company without Cause or by the participant for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan).

The Severance Plan establishes two tiers of executives.  The Company’s Tier 1 executives include:  Morgan E. O’Brien, Vice Chairman of the Board; and John C. Pescatore, President and Chief Executive Officer. The Company’s Tier 2 executives include:  Robert Schwartz, Chief Strategy and Development Officer.

Upon termination of employment by the Company without Cause or by the participant for Good Reason, each (i) Tier 1 executive is eligible for a cash severance payment equal to 2.0 times and each Tier 2 executive at 1.5 times the sum of the executive’s base salary plus target bonus, paid in installments over 24 months, plus a pro-rated target bonus for the fiscal year in which the termination occurs. Additionally, for equity awards granted prior to February 18, 2015 (the “Effective Date”), each Tier 1 and Tier 2 executive will receive full accelerated vesting of such equity awards and a 2-year time period to exercise any stock options. For equity awards granted after the Effective Date, each Tier 1 and Tier 2 executive will receive pro-rated accelerated vesting of such equity awards to reflect their actual time-based services to the Company measured from the grant date and a 9-month time period to exercise any stock options included in such equity awards.

Upon termination of employment by the Company without Cause or by the executive for Good Reason within 6 months before or within 24 months after a Change in Control (as defined in the Severance Plan), each (i) Tier 1 executive is eligible for a cash severance payment equal to 2.0 times and each Tier 2 executive at 1.5 times the sum of the executive’s base salary plus target bonus, paid in a lump sum, plus a pro-rated target bonus for the fiscal year in which the termination occurs. In addition, each Tier 1 and Tier 2 executive will receive full accelerated vesting of all outstanding equity grants and a 2-year time period to exercise any stock options included in such equity awards.

The Severance Plan also provides for payment of health benefits continuation for a maximum of 18 months for Tier 1 and Tier 2 executives and outplacement services for a maximum of 12 months and $25,000 for Tier 1 and Tier 2 executives.

Employee Benefit Plans
401(k) Plan

Our employees are eligible to participate in a 401(k) Plan.  Effective January 1, 2017, the Company started providing a company match of 1% of annual cash compensation for all employees participating in the 401(k) Plan.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The varied responsibilities, the substantial time commitment and the potential risks of serving as a director for a public company require that we provide adequate compensation for the continued performance of our non-employee directors by offering them compensation that is commensurate with the workload and the demands we place on them. Our non-employee directors are compensated based upon their Board and Board Committee responsibilities.  Messrs. McAuley, O’Brien and Pescatore, who are each executive officers of the Company, receive no separate compensation for their service as directors.  In addition, Mark Hennessy was appointed to the Board on May 2017, and as a result, did not receive any Board compensation during Fiscal 2017.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to our Board of Directors on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation to offer to our non-employee directors. Our Board of Directors is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors.  In 2015, the Compensation Committee retained Pearl Meyer as its independent compensation consultant to assess the Company’s non-employee director compensation program. With the assistance of Pearl Meyer, the Compensation Committee and Board of Directors established the Company’s philosophy to target total compensation for our non-employee directors at the 50th percentile of the market, based on the same peer group used in benchmarking the compensation of our executive officers.

Non-Employee Director Compensation

For Fiscal 2017, our non-employee director compensation program consisted of:  (i) annual cash retainers for Board service and for service as the chair of one of the standing Board Committees and (ii) long-term equity awards consisting of restricted stock awards granted on an annual basis to continuing non-employee directors immediately following the annual meeting of stockholders or upon their initial appointment to the Board for new directors.  Our non-employee directors are not entitled to any Board or Board Committee meeting fees.

Annual Cash Retainers:  Under our non-employee director compensation program, our non-employee directors received the following annual cash retainers:  $50,000 for service on the Board, $18,000 for service as the Audit Committee chair, $12,000 for service as the Compensation Committee chair, and $8,000 for service as the Nominating and Corporate Governance Committee chair.  These annual retainers are payable in four equal quarterly installments on the first day of each new calendar quarter.

Long-Term Equity Awards:  Under our non-employee director compensation program, each of our non-employee directors are issued annual restricted stock awards with a grant date fair market value equal to approximately $65,000.  Each such annual award will vest on the earlier of (i) immediately prior to the commencement of the next regularly scheduled annual meeting of stockholders or (ii) 12 months from the grant date, subject to accelerated vesting of all unvested amounts in the event of (x) a change of control of the Company or (y) the director’s death, resignation or removal from the Board without cause.  On August 10, 2016, immediately following the 2016 annual meeting of stockholders, each of our continuing non-employee directors received restricted stock awards for 3,107 shares of common stock with a fair value of $20.92 per share, which was the closing bid price of our common stock on the NASDAQ Capital Market on the date of grant.  Upon his initial appointment to the Board on December 14, 2016, Mr. Saleh received a restricted stock award for 2,709 shares of common stock with a fair value of $24.00 per share, which was the closing bid price of our common stock on the NASDAQ Capital Market on the date of grant.

Reimbursement:  Our directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and Board Committee meetings.

Narrative Discussion of the Director Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during Fiscal 2017 (the fiscal year ended March 31, 2017).

			Stock
		Fee (1)	Awards (2)
Name and Principal Position	Year	($)	($)		Total ($)
T. Clark Akers	2017	68,000	64,998	(3)	132,998
Andrew Daskalakis(4)	2017	43,500	—		43,500
Paul Saleh(4)	2017	14,946	65,016	(5)	79,962
Peter G. Schiff	2017	62,000	64,998	(3)	126,998
John C. Sites	2017	50,000	64,998	(3)	114,998

(1)

Represents annual cash retainers for Board service and for service as the chair of one of the standing Board Committees, if applicable.  Cash retainers are paid on a quarterly basis in four equal installments.

(2)

These amounts represent the grant date fair value of restricted stock awards granted by the Company during the period presented, determined in accordance with FASB ASC Topic 718. All restricted stock awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 10 – Stock Acquisition Rights, Stock Options and Warrants” of our notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2017 filed with the SEC on June 6, 2017.

(3)

Represents 3,107 restricted stock awards granted on August 10, 2016, immediately following the 2016 annual meeting of stockholders.  The closing stock price on the date of the grant, which represents the fair value of a share of restricted stock, was $20.92 per share.

(4)

On December 14, 2016, Mr. Daskalakis retired from the Board and from his service as Chair of the Board’s Nominating and Corporate Governance Committee and as a member of the Board’s Compensation Committee.  On the same date, the Board appointed Mr. Saleh as a member of the Board and appointed him to serve as a member of the Audit Committee and as a member of the Nominating and Corporate Governance Committee.

(5)

Represents 2,709 restricted stock awards granted on December 14, 2016 upon Mr. Saleh’s appointment to the Board.  The closing stock price on the date of the grant, which represents the fair value of a share of restricted stock, was $24.00 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not engaged in any related party transaction since April 1, 2016 in which the amount involved exceeds $120,000 and in which any of our directors, named executive officers or any holder of more than 5% of our common stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest, other than the compensation arrangements described in “Executive Compensation.”

Related Party Transaction Policy

Pursuant to our Code of Business Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, will be prohibited from entering into a related party transaction with us without the prior approval of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of eight (8) directors to serve until our 2018 annual meeting and until their respective successors are elected and qualified. Our Board has unanimously nominated each of our eight (8) existing directors for election to our Board at the Annual Meeting.

Vote Required and Board Recommendation

Under our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws the directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present, which means that the eight director nominees receiving the highest number of “FOR” votes will be elected. If you hold your shares in street name and you do not instruct the broker, bank, trustee or nominee on how to vote on this proposal, they will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be voted for or against the election of any director nominee, and so will not have any effect on the outcome of this proposal.

All of our nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR, AND SOLICITS PROXIES IN FAVOR OF, EACH OF OUR DIRECTOR NOMINEES.

Unless otherwise instructed, it is the intention of the persons named in the proxy card to vote shares represented by properly executed proxy cards for the election of each of our director nominees.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF PKF O’Connor Davies AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PKF O’Connor Davies as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2018.  At the Annual Meeting, we are asking our stockholders to ratify the appointment of PKF O’Connor Davies as our independent auditor because we value our stockholders’ views on our independent auditor, even though the ratification is not required by our Amended and Restated Bylaws or otherwise.  However, the Audit Committee will reconsider the appointment if it is not ratified by our stockholders at the Annual Meeting. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

Representatives of PKF O’Connor Davies are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.  Our Audit Committee appointed PKF O’Connor Davies to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2018 in June 2017.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF PKF O’CONNOR DAVIES AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2018.

Audit Related Matters
Audit and Non-Audit Fees

The Audit Committee is responsible for approving the engagement of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

The Audit Committee intends to meet with PKF O’Connor Davies on a quarterly or more frequent basis, as the Audit Committee had done with PKF O’Connor Davies in Fiscal 2017. At such times, the Audit Committee has reviewed and will continue to review the services performed by PKF O’Connor Davies, as well as the fees charged for such services.

Principal Accountant Fees and Services

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by PKF O’Connor Davies for Fiscal 2017 and Fiscal 2016.

	2017	2016
Audit fees	$204,050	$216,350
Audit-related fees	—	—
Tax fees	7,100	36,106
Other fees	—	—
Total	$211,150	$252,456

Audit Fees. Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statements for our November 2016 Form S-3 and May 2015 follow-on offering.

Audit-Related Fees. There were no such fees incurred in Fiscal 2017 or Fiscal 2016.

Tax Fees. Tax fees consist of fees for professional services, including tax consulting and compliance performed by PKF O’Connor Davies, LLP.

All Other Fees. We did not incur any other fees in Fiscal 2017 or Fiscal 2016.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors

The Audit Committee has determined that all services provided by PKF O’Connor Davies to date are compatible with maintaining the independence of such audit firm. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent registered public accounting firm, subject to any exception permitted by law or regulation.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 13, 2017 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of three directors, each of whom is an “independent director” as defined under the listing standards for the NASDAQ Stock Market and the rules and regulations of the SEC. The Audit Committee acts pursuant to a written charter that has been adopted by our Board. A copy of the charter is available on the Company’s website at www.pdvwireless.com.

Our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, PKF O’Connor Davies, is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with PKF O’Connor Davies to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of PKF O’Connor Davies the matters required to be discussed  under the rules adopted by the Public Company Accounting Oversight Board (the  “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. In addition, the Audit Committee met with PKF O’Connor Davies, with and without management present, to discuss the overall scope of PKF O’Connor Davies’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from PKF O’Connor Davies required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with PKF O’Connor Davies its independence, and satisfied itself as to the independence of PKF O’Connor Davies.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal years ended March 31, 2017, 2016 and 2015, be included in the Company’s Annual Report and filed with the SEC.

The Audit Committee of the Board of Directors:

T. Clark Akers, Chair
Peter G. Schiff
Paul Saleh

OTHER MATTERS

The Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described in this proxy statement. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies in the exercise of their discretion on such matter.

PROXY SOLICITATION

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  In addition, the Company has hired Alliance Advisors, at an estimated cost of $8,500, plus reimbursement of reasonable expenses, to assist in the solicitation of proxies. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2018 annual meeting must do so by sending the proposal to our Corporate Secretary at pdvWireless, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2018 annual meeting is February 27, 2018. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2018 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before February 27, 2018, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Amended and Restated Bylaws. Any stockholder proposal received after February 27, 2018, will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Amended and Restated Bylaws.

Our Amended and Restated Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date on of the 2017 Annual Meeting (i.e., August 3, 2018) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters as required by our Amended and Restated Bylaws. Therefore, to be presented at our 2018 annual meeting, such a proposal must be received by the Company on or after April 5, 2018 but no later than May 5, 2018. If the date of the 2018 annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2017 Annual Meeting, notice must be received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another pdvWireless, Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to:  pdvWireless, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attn:  Corporate Secretary, telephone (973) 771-0300. Upon your request, we will promptly deliver a separate copy to you. The Annual Report and Proxy Statement are also available at http://www.viewproxy.com/pdvWireless/2018.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also write to:  Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, Attention:  Compliance Department, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or pdvWireless, Inc. at the contact information listed above, to request information about householding.

ANNUAL REPORT ON FORM 10-K

The Company filed an Annual Report on Form 10-K for the year ended March 31, 2017 with the Securities and Exchange Commission. A copy of the Company’s Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to pdvWireless, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention:  Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered to be proxy-soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS

John C. Pescatore
Chief Executive Officer and President
June 27, 2017

pdvWireless, Inc.

2017 Annual Meeting of Stockholders

AUGUST 3, 2017 9:00 AM Eastern Daylight Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Timothy Gray and Thomas Sidman, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of pdvWireless, Inc. that the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders to be held at 09:00 AM, EDT on August 3, 2017, at the Crowne Plaza Fairfield, located at 690 Route 46 East, Fairfield, New Jersey 07004, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

All votes must be received by 11:59 P.M., Eastern Daylight Time, August 2, 2017.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting:

The Annual Report & Proxy Statement are available at

http://www.viewproxy.com/pdvWireless/2017.

The board of directors recommends you vote FOR the following director nominees: 1. Election of directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD FOR ALL NOMINEES ☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW) ☐ 1. Brian D. McAuley ☐ 2. Morgan E. O’Brien ☐ 3. John C. Pescatore ☐ 4. T. Clark Akers ☐ 5. Mark Hennessy ☐ 6. Paul Saleh ☐ 7. Peter G. Schiff ☐ 8. John C. Sites INSTRUCTION 1: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold you vote, as shown here: ☒ TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ The Board of Directors recommends you vote FOR proposal 2: 2. To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018. FOR ☐ AGAINST ☐ ABSTAIN ☐  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NOTE: To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof. Dated: , 2017 Signature: Signature (Joint Owners): please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. CONTROL NUMBER

CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALVvote.com/PDVW Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.